EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 21, 2008, by and among, VIASPACE Inc., a Nevada corporation (“Parent”), VIASPACE Green Energy Inc., a British Virgin Islands international business company and a wholly-owned subsidiary of Parent (“Acquirer”), Sung Hsien Chang, an individual (“Shareholder”), and China Gate Technology Co., Ltd., a Brunei Darussalam company  (“Licensor”), with respect to the following facts:

WHEREAS, Shareholder is the holder of all issued and outstanding capital stock of Inter-Pacific Arts Corp., a British Virgin Islands international business company (“IPA BVI”), and the entire equity interest of Guangzhou Inter-Pacific Arts Corp., a Chinese wholly owned foreign enterprise registered in Guangdong province (“IPA China” and together with IPA BVI, “Target”).

WHEREAS, Target is a developer, manufacturer, exporter and distributor of copyrighted framed artworks for sale in retail stores located throughout the United States;

WHEREAS, Parent is a publicly traded company in energy and security business on the OTC Bulletin Board with the ticker symbol “VSPC”;

WHEREAS, for an aggregate purchase price of $16 million, payable in cash and Parent and Acquirer stock, Shareholder wishes to sell, and Acquirer wishes to purchase, 70% of IPA BVI’s capital stock and 70% of IPA China’s equity interest (together, the “70% Interest”) at an initial closing (“First Closing”), and the remaining 30% of IPA BVI’s capital stock and 30% of IPA China’s equity interest (the “30% Interest”) at a second closing (“Second Closing”);

WHEREAS, Ko-Hung “Maclean” Wang (“Wang”) is the principal of Licensor, Licensor has obtained exclusive rights for seedlings of fast-growing proprietary grasses from Quanzhou Keyi Husbandry Breeding and Planting Co., (“Inventor”), and, in anticipation of and for the consideration set forth in this Agreement, Licensor has entered into an agreement with IPA China granting IPA China all of such exclusive rights (“Grass License”); and

WHEREAS, Acquirer intends to register its equity securities with the Securities and Exchange Commission in connection with having its stock becoming publicly traded in the United States;

NOW, THEREFORE, in consideration of the foregoing and the following covenants, the parties hereto agree as follows:

SECTION 1
ACQUISITION OF SECURITIES; CONSIDERATION

1.1           Purchase and Sale.

(a)           First Closing Purchase and Sale.  Subject to the terms and conditions hereof, at the First Closing, Shareholder shall sell to Acquirer, and Acquirer shall purchase from Shareholder, the 70% Interest, in consideration for 3,500,000 shares of Acquirer’s common stock (the “Acquirer Shares”) and the number of shares of Parent’s common stock equivalent to US$5,600,000 (the “Parent Shares”), the share price of which to be calculated as the average closing price of Parent’s common stock during the 60 day period prior to and including the First Closing.

(b)           Second Closing Purchase and Sale.  Subject to the terms and conditions hereof, at the Second Closing, Shareholder shall sell to Acquirer, and Acquirer shall purchase from Shareholder, the 30% Interest, in consideration for $4.8 million (the “Cash Payment”) plus interest (“Interest”) calculated in accordance with Section 2.6.

1.2           Grass License Consideration.   Subject to the terms and conditions hereof, in consideration for the Grass License, at the First Closing Licensor shall receive the number of shares of Parent’s common stock equivalent to 4.2% of the total number of shares of Parent’s common stock issued and outstanding (including the Parent Shares) as of the First Closing (“First Closing Licensor Shares”), and at the Second Closing Licensor shall receive the number of shares of Parent’s common stock equivalent to 1.8% of the total number of shares of Parent’s common stock issued and outstanding as of the Second Closing (“Second Closing Licensor Shares”).

SECTION 2
CLOSINGS AND DELIVERIES

2.1           First Closing.  The First Closing shall held remotely by facsimile or electronic mail exchange of signed documents at 5:00 P.M. Pacific Standard Time on October 21, 2008 (the “First Closing Date”), or at such other time as Parent, Acquirer, Shareholder and Licensor may agree either in writing or orally.

2.2           First Closing Deliveries.  At the First Closing, subject to satisfaction or waiver of each of the First Closing conditions set forth in Sections 6 and 8, the parties shall make the following deliveries:

(a)           By Parent.  Parent shall deliver:

(i)
to Shareholder (A) a share certificate or certificates in the name of Shareholder or his designee representing the Parent Shares, and (B) a shareholders agreement substantially in the form of the attached Exhibit A (the “Shareholder Agreement”), duly executed by Parent; and

(ii)	to Licensor a share certificate or certificates in the name of Licensor or its designees representing the First Closing Licensor Shares.

(b)           By Acquirer.  Acquirer shall deliver:

(i)
to Shareholder (A) a share certificate or certificates in the name of Shareholder or his designees representing the Acquirer Shares, (B) an employment agreement with Shareholder substantially in the form of the attached Exhibit B (the “Employment Agreement”), duly executed by Acquirer, and (C) an Employment Agreement with each of Carl Kukkonen and Stephen Muzi, duly executed by Acquirer and the respective employees;

(ii)	to Licensor an Employment Agreement with Wang, duly executed by Acquirer.

(c)           By Shareholder.  Shareholder shall deliver:

(i)	to Parent the Shareholder Agreement, duly executed by Shareholder;

(ii)	to Acquirer the Employment Agreement with Shareholder, duly executed by Shareholder.

(d)           By Licensor.  Licensor shall deliver to Acquirer the Employment Agreement with Wang, duly executed by Wang.

2.3           Second Closing.  The Second Closing shall be held at the RP Office on the date at or before 240 days after the First Closing Date or at such date that Parent, Acquirer, Shareholder and Licensor may agree in writing (the “Second Closing Date”).

2.4           Second Closing Deliveries.  At the Second Closing, subject to satisfaction or waiver of each of the Second Closing conditions set forth in Sections 7 and 9, the parties shall make the following deliveries:

(a)           By Parent.  Parent shall deliver:

(i)	to Shareholder the Cash Payment plus Interest by wire transfer to an account designated by Shareholder;

(ii)	to Licensor a share certificate or certificates in the name of Licensor or its designees representing the Second Closing Licensor Shares.

(b)           By Shareholder.  Shareholder shall deliver:

(i)	to Acquirer a share certificate in the name of Acquirer representing 30% of the capital stock of IPA BVI;

(ii)	to IPA BVI the Cash Shortfall (defined in Section 2.5), if any, by wire transfer to IPA BVI’s general funds account.

(c)           By Licensor.  Licensor shall deliver to IPA China an assignment to IPA China of the Grass License, duly executed by Licensor (the “Grass Assignment”).

2.5           Cash Shortfall.  “Cash Shortfall” means US$3,000,000 minus the amount of all Cash Equivalents (as defined below), calculated as of the First Closing Date.  During the 75 day period after the First Closing, Acquirer shall engage an independent auditor acceptable to Shareholder to perform an audit of the financial records of IPA BVI and IPA China in accordance with SEC rules.  During the course of the audit, the independent auditor will determine if a Cash Shortfall existed as of the date of the First Closing.  Shareholder shall fully cooperate with such audit.  The auditor’s determination shall be binding on Shareholder and Parent.

(a)           “Cash Equivalents” means all cash in IPA BVI’s and IPA China’s bank accounts plus all Accounts Receivable minus all Accounts Payable minus all other indebtedness for money, including without limitation, any debt owed to Shareholder or JJ International (a company owned by Shareholder).

(b)           “Accounts Receivable” means any and all rights of IPA BVI and IPA China to payment for goods sold, leased, licensed, assigned or otherwise disposed of and/or services rendered including accounts (as defined in the Uniform Commercial Code of the State of California), general intangibles and any and all such rights evidenced by chattel paper, instruments or documents.

(c)           “Accounts Payable” means, all obligations of IPA BVI and IPA China for payment of property or services (including trade payables incurred in the ordinary course of their business).

2.6           Interest.  Interest shall accrue on the Cash Payment from the date of this Agreement through the date six (6) months after the First Closing Date at an annual rate of six percent (6%) per annum, and thereafter shall accrue at an annual rate of eighteen percent (18%) per annum.

2.7           Failure to Close Second Closing.  Subject to the provisions of Section 10.2, if the parties fail to close the Second Closing within 240 days after the First Closing Date:

(a)            the receiving parties shall return to the delivering parties all documents, agreements and certificates received in accordance with Section 2.2;

(b)           any and all documents, agreements and certificates delivered in accordance with Section 2.2 shall be deemed void and of no effect; and

(c)           this Agreement shall automatically terminate and the parties shall have no obligations to one another under this Agreement except for those obligations, if any, listed in Section 10.2 or that otherwise explicitly survive the termination of this Agreement.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND LICENSOR

The representations and warranties of Shareholder and Licensor in this Agreement shall be true and correct in all material respects (if qualified by materiality) and in all respects (if not qualified by materiality) on and as of each Closing as though such representations and warranties were made on and as of such date except for changes contemplated by this Agreement and except for representations and warranties which address matters as of a particular date which shall remain true and correct as of such particular date.

Except as set forth in the Disclosure Schedule attached hereto as Exhibit C (the “Shareholder Disclosure Schedule”), Shareholder (and in respect of Section 3.17(e) only, Licensor) represents and warrants to Parent and Acquirer as follows:

3.1           Organization and Standing.  IPA BVI is an international business company duly organized and existing under the laws of the British Virgin Islands and is in good standing under such laws. IPA China is a wholly owned foreign entity duly organized and existing under the laws of the PRC and is in good standing under such laws.  Each Target has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.  A true, correct and complete copy of IPA BVI’s and IPA China’s charter documents, each as amended to date, has been delivered to Parent.  Such documents comply with the requirements of applicable law and are in full force and effect.  Each Target is duly qualified to do business and is in good standing in every jurisdiction in which it operates its business and in which the failure to so qualify would have a material adverse effect on the operations or financial condition of such Target.

3.2           Subsidiaries.

(a)   Neither Target owns or controls, directly or indirectly, any equity interest in any other corporation, partnership, trust, joint venture, association or entity.

(b)  Except as otherwise disclosed in the Shareholder Disclosure Schedule, there are no agreements, written or otherwise, that would act to restrict Shareholder’s ability to control all corporate actions that require the approval of either Target’s shareholders and there are no provisions in IPA BVI’s and IPA China’s charter documents that would act to restrict Shareholder’s ability to control all corporate actions that require the approval of IPA BVI or IPA China’s shareholders.

3.3           Corporate Power. Shareholder has all requisite authority to enter into this Agreement, the Shareholder Agreement and the Employment Agreement (collectively, the “Transaction Documents”) and to carry out and perform its other obligations under the terms of this Agreement.  Pertinent registration and shareholder information regarding IPA China is as follows:

Establishment date (date of business license)	：	September 12, 2003
Registered address	：	Dali Village, Taihe Township, Baiyun District, Guangzhou City, PRC
Nature of enterprise	：	Framed artwork manufacturing
Registered capital	：	RMB450,000
Shareholder	：	Sung Hsien Chang
Financial Registration No.	：	4401110067
Tax Registration No.	：	440111753463587
Business License No.	：	007374

Pertinent registration and shareholder information regarding IPA BVI is as follows:

Establishment date	：	February 24, 2003
Registered address	：	No. 70, Lane 317, Sec. 1, Yanping Road, Hsinchu, Taiwan
Nature of enterprise	：	International trading
Registered capital	：	US$50,000
Shareholder	：	Sung Hsien Chang

3.4           Capitalization.  Immediately prior to the Closing, the capitalization of each Target will consist entirely of the following:

(a)           IPA BVI.  A total of 50,000 authorized shares of common stock, of which 50,000 shares will be issued and outstanding.  All of the outstanding shares of common stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable corporate and securities laws.

(b)           IPA China.  The entire equity interest of IPA China is owned by Shareholder.  Such equity interest was issued in compliance with all applicable laws.

(c)           Other Securities.  Neither Target has issued any stock options or other rights for employees, directors, or officers of, or consultants to, such Target to acquire equity securities of such Target and has not adopted any plan providing for the potential issuance of any such options or rights or agreed to issue any such options or rights.  Neither Target has any obligation (contingent or otherwise and with or without notice or lapse of time) to (i) issue any equity securities, or securities exercisable for or convertible into any equity securities, any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness of such Target or (ii) purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  No stock plan, stock purchase, stock option or other agreement or understanding between Target and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by Target; or (iii) the occurrence of any other event or combination of events.

3.5           Ownership; Liens.  Shareholder owns, beneficially and of record, good and marketable title to all the issued and outstanding equity interests of each of IPA BVI and IPA China, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders’ agreements. Shareholder does not have any options, warrants or any other instruments entitling Shareholder to exercise, purchase or convert into equity interests of Target.  Subject to PRC law, Shareholder has full right, power and authority to sell, transfer and deliver the equity interests of IPA China.  Shareholder has full right, power and authority to sell, transfer and deliver the equity interests of IPA BVI.   Shareholder will convey to Acquirer good and marketable title to the equity interests of IPA BVI and IPA China, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders agreements or other contractual restrictions.

3.6           Authorization.  All corporate action on the part of each Target and Shareholder and, with respect to each Target, their respective directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents has been taken or will be taken prior to the Closing.

(a)           The Transaction Documents, when executed and delivered by Shareholder, will constitute a valid and binding obligation of Shareholder enforceable in accordance with their terms, subject to laws of general application relating to specific performance, injunctive relief or other equitable remedies.

3.7           Governmental Consents.  Other than for the transfer of the equity interests of IPA China, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the PRC, the United States or the BVI is required by either Target or Shareholder in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of either Target, (ii) the long-term debt or capital stock of either Target or (iii) the consummation of any of the other agreements, covenants or commitments of either Target contemplated by this Agreement (any such effect and any material adverse effect on the business, property, condition (financial or otherwise), results of operations or prospects is defined as “Material Adverse Effect”). Any such filings will be made within the time prescribed by law.  As of the Second Closing, Shareholder has obtained all government approvals  necessary to transfer Shareholder’s equity interest in IPA China to IPA BVI.

3.8           Foreign Exchange Matters.  As of the Second Closing  IPA China has completed all administrative formalities necessary in order to remit, in Untied States dollars, any dividends declared and payable upon the equity interest of IPA China without the necessity of obtaining any discretionary government authorization in the PRC.

3.9           Compliance with Laws and Other Instruments; No Conflicts.  Neither Shareholder nor either Target is in violation or default of any provisions of its charter documents, as amended to date or, to Shareholder’s knowledge, any applicable laws, regulations, judgments, decrees or orders of any governmental bodies and agencies having jurisdiction over their respective businesses or properties, other than violations of laws, regulations, judgments, decrees or orders that could not reasonably be expected to have a Material Adverse Effect.  Neither Shareholder nor any Target is in breach of or default under or, to Shareholder’s knowledge, alleged to be in breach of or default under, any material lease, license, contract, agreement, instrument or obligation to which it is a party or its properties are subject, and neither Shareholder nor any Target knows of any condition or circumstances that, currently or after notice or the lapse of time, is likely to result in a breach of, default under or loss of material benefits under any such lease, license, contract, agreement, instrument or obligation, other than breaches or defaults that could not reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents on the part of Target, will not result in any such violation or default and will not accelerate performance, that would have a Material Adverse Effect, in any adverse respect under the terms of any agreement or instrument.

3.10           Litigation.  There is no litigation, action, suit or proceeding, or governmental inquiry or investigation, pending, or, to Shareholder’s knowledge, threatened in writing, against either Target, or their properties, nor is either Target aware of any basis for any of the foregoing.  No Target is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by any Target currently pending or which either Target intends to initiate.

3.11           Financial Statements.  The unaudited consolidated balance sheet and statements of operations and cash flows as of and for the fiscal years ended December 31, 2007, and the unaudited balance sheet and statements of operations and cash flows as of the and for the three-month, six-month and nine-month periods ended March 31, 2008, June 30, 2008 and September 30, 2008, respectively, for each Target (collectively, the “Financial Statements”) fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, neither Target has any liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under US generally accepted accounting principles applied on a consistent basis throughout the relevant period (“GAAP”) to be reflected in the Financial Statements.

3.12           Financial Recordkeeping.  The operations of each Target have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes of the BVI and the PRC, as applicable and, to Shareholder’s knowledge, all other jurisdictions to which each Target is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either Target with respect to the Money Laundering Laws is pending or, to the knowledge of Shareholder, threatened.

3.13           Absence of Certain Changes.  Since June 30, 2008, and at all times up to the Second Closing, there has not been except as would not have a Material Adverse Effect:

(a)           Any change in the assets, liabilities, financial condition or operating results of either Target from the Financial Statements, except changes in the ordinary course of business;

(b)           any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets, financial condition, properties, operating results or business of either Target;

(c)           any material change or amendment to a material contract or arrangement by which either Target, or any of their respective assets or properties are bound or subject;

(d)           any resignation or termination of any officer, key employee or group of employees of either Target;

(e)           any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of either Target;

(f)           any material disagreement with its outside accountants;

(g)           any other event or condition of any character that, either individually or cumulatively, has had a Material Adverse Effect on either Target; or

(h)           any arrangement or commitment by either Target to do any of the acts described in subsections (a) through (g) above.

3.14           Taxes.  Each Target has timely filed all tax returns which are required to be filed by it.  All filed returns are true and correct in all material respects and all taxes shown thereon to be due have been timely paid.  As of each Closing, all taxes owed by Targets have been paid.

3.15           Property and Assets.  Each Target has good and marketable title to all of its respective material properties and assets, including without limitation, the assets set forth in Section 3.14 of the Shareholder Disclosure Schedule, and good title to its respective leasehold estates, in each case subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance, other than liens resulting from taxes which have not yet become delinquent and liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of either Target (as the case may be), and which have not arisen otherwise than in the ordinary course of business.  Each Target leases or holds land use rights with respect to all such properties as are necessary to the conduct of its business as presently operated by the respective party and as proposed to be operated as described to Parent and Acquirer, except as would not have a Material Adverse Effect.

3.16           Intellectual Property.  Each Target owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, licenses, and other proprietary rights (collectively “Intellectual Property Rights”) necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others, including without limitation, all copyright and trademark rights necessary conduct its artwork business.  Neither Target is bound by or a party to any options, licenses or agreements of any kind with respect to its respective Intellectual Property Rights or any other person or entity, and there are no options, licenses, or agreements of any kind relating to such Intellectual Property Rights, other than licenses or agreements relating to use rights regarding “off the shelf” or standard products, non-exclusive licenses issued to customers in the ordinary course of business, copyright licenses in respect of artworks, the Grass License and the Grass Assignment.  Neither Target has received any communications alleging that it is infringing upon, violating or otherwise acting adversely to, or that by conducting its business as proposed it would infringe upon, violate or otherwise act adversely to, the right or claimed right of any person or entity under or with respect to any Intellectual Property Rights or licenses of third parties, nor is Target aware of any basis therefore.  Neither Target is aware of any violation by a third party of any of the Intellectual Property Rights of Target.  Neither Target is obligated or under any liability to make payments by way of royalties, fees or otherwise to any owner, licensor of, other claimant to, or party to any option, license or agreement of any kind with respect to, any Intellectual Property Rights except for commercially available software which Target licenses on standard terms, the Grass License and the Grass Assignment.  Neither Target is aware that any of its respective employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to such Target or that would conflict with the business of such Target as proposed to be conducted.  Each Target is the sole owner of all intellectual property developed by such party.

3.17           Material Contracts and Obligations.  Shareholder has provided to Parent and Acquirer or their counsel, and has listed on the Shareholder Disclosure Schedule, all contracts and agreements pertaining to such Target (a) with expected receipts or expenditures in excess of $100,000, (b) involving a license or grant of rights to or from any Target involving patents, trademarks, copyrights or other proprietary information applicable to the business of such Target, (c) providing for indemnification by any Target or with respect to infringements of proprietary rights, (d) between any Target or and any officer, director or stockholder other than agreements entered into in the ordinary course of business, or (e) involving any loans or advances by any Target to any officer, director or employee which are outstanding as of the date of the Closing.  All such contracts and agreements are legally binding, valid, and in full force and effect in all material respects.  For purposes of this Section 3.16, the term “Company” shall mean the Target.  Notwithstanding the foregoing, except as set forth in the Shareholder Disclosure Schedule:

(a)           There are no agreements, understandings or proposed transactions between Company and any of its officers, directors, employees, affiliates or any affiliate thereof.

(b)           There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Company is a party or to Shareholder’s knowledge by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, Company in excess of $25,000 (other than obligations of, or payments to, Company arising from agreements with customers and vendors entered into in the ordinary course of business), (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from Company (other than licenses by Company of “off the shelf” or other standard products, and non-exclusive licenses to customers in the ordinary course of business), or (iii) indemnification by Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

(c)           Except as otherwise disclosed in the Shareholder Disclosure Schedule, Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or in connection with employment relocation, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)           For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)           Licensor Agreement.  Licensor has entered into an agreement (“Licensor Agreement”) with Inventor to purchase seedlings of three types of fast-growing, proprietary grasses developed Inventor and identified as “Giant King Grass”, “Purple King Grass” and “Elephant Grass”, for use as livestock feed and cellulose-based fuels.  The Licensor Agreement grants Licensor the exclusively right to purchase such seedlings in the United States and Canada and the exclusive right to purchase batches of over 20,000 of such seedlings in Guangdong province, PRC, provided that Licensor purchase a minimum of 1,000,000 of such seedlings each year.  Licensor also has non-exclusive rights to purchase such seedlings for use on a worldwide basis.  The term of the Licensor Agreement is at least three years.  Licensor has paid all required licensing or other fees or payments under the Licensor Agreement as of the First Closing, is not otherwise in default of the Licensor Agreement, and the Licensor Agreement is valid and enforceable in accordance with its terms.

(f)           Grass License.  Licensor has entered into the Grass License with IPA China pursuant to which Licensor has granted all its rights under the Licensor Agreement to IPA China.  IPA China has paid all required licensing or other fees or payments under the Grass License as of the First Closing, is not otherwise in default of the Grass License, and the Grass License is valid and enforceable in accordance with its terms.

(g)          Grass Assignment.  As of the Second Closing, the Grass Assignment is valid and enforceable in accordance with its terms.

3.18           Employees.  To the knowledge of Shareholder, no former or current employee, officer or consultant of a Target is in violation of any obligation to protect the Intellectual Property Rights of either Target.  Neither Target believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by Target, except for inventions, trade secrets or proprietary information that have been assigned to Target.  Neither Target is a party to or bound by any currently effective written employment contract with any of its employees, other than those that are terminable at will, and, to the knowledge of Shareholder:  (i) no employee or consultant of Target is in violation of any term of any employment contract; (ii) the continued employment by Target and of its present employees, and the performance of their respective contracts with independent contractors, will not result in any such violation; and (iii) neither Target has received any notice alleging that any such violation has occurred, except as would not have a Material Adverse Effect.  Neither Shareholder nor any Target is aware that any officer, key employee or group of employees who intends to terminate his, her or their employment with such Target, nor does Shareholder nor any Target have a present intention to terminate the employment of any officer, key employee or group of employees.  Except as otherwise disclosed in the Shareholder Disclosure Schedule, no Target is a party to or bound by any currently effective employment contract, bonus plan, incentive plan, profit sharing plan, deferred compensation arrangement, retirement agreement or other employee compensation plan or agreement.  Except as required under PRC law in respect of IPA China employees, no employee of Target has been granted the right to continued employment by such Target to any material compensation following termination of employment with such Target.

3.19           Books and Records.  The minute books of each Target contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof.  The stock ledger of each Target is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of such Target.

3.20           Environmental and Safety Laws.  No Target is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except as would not have a Material Adverse Effect, and to Shareholder’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.21           Employment Laws.  Each Target is in compliance with all applicable labor and employment laws, rules and regulations applicable to their employees (including, without limitation, the laws of the BVI and the PRC and other laws, rules and regulations relating to discrimination in the hiring, promotion or pay of employees and any wage or hour laws), except for matters that would not, individually or in the aggregate, have a Material Adverse Effect.  Neither any Target and their respective operations are subject to any collective bargaining agreements in the United States, BVI or PRC, except as required under PRC law.  There is not presently, nor has there been, any strike, labor dispute, slowdown or stoppage pending or, to Shareholder’s knowledge, threatened against either Target.  To Shareholder’s knowledge, no union organizing activities are currently taking place concerning the employees of IPA BVI.

3.22           Permits.  Each Target has all franchises, permits, licenses, and any similar authority necessary for the conduct of its respective business as now being conducted by it, the lack of which would have a Material Adverse Effect, and will obtain, without undue burden or expense, any similar authority for the conduct of its businesses in framed art and grass as presently or planned to be conducted.  Neither Target is in default or violation in any material respect under any of such franchises, permits, licenses or other similar authority.

3.23           Obligations to Related Parties.  There are no obligations of any Target to its respective officers, directors, stockholders, or employees (or members of their immediate family) other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of such Target, or (c) for other standard employee benefits made generally available to all employees.  Except as disclosed in Section 3.23 of the Shareholder Disclosure Schedule, none of the officers, directors or key employees of any Target is indebted to such Target has any direct or indirect ownership interest in any firm or corporation with which such Target is affiliated or with which such Target has a business relationship, or any firm or corporation which competes directly with such Target, other than passive investments of less than 1% in publicly traded companies.  No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with such Target (other than such contracts as relate to any such person’s ownership of capital stock or other securities of such Target or as disclosed pursuant to other sections hereto).

3.24           Passive Foreign Investment Company.  As of the First Closing, neither Target is  a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and IPA China does not reasonably expect to become a PFIC in the future.

3.25           Investment Company Act.  Neither Target is and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds hereof, will be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is and will be an entity “controlled” by an “investment company” within the meaning of such act.

3.26           Customers.

(a)           Section 3.26 of the Shareholder Disclosure Schedule lists and attaches each and every written customer contract of the Target in effect on the Closing Date.  In addition to the written contracts attached thereto, Section 3.26 of the Shareholder Disclosure Schedule sets forth accurate summaries of each oral customer contract to which the Target is a party.  None of such customers has communicated to the Target or Shareholder, verbally or in writing, its intention to terminate or modify in a manner adverse to the Target its relationship with the Target as a result of the transactions contemplated by this Agreement or otherwise; and no such customer has communicated its intention, verbally or in writing, to the Target or the Stockholder to decrease its volume of business with the Target from the amounts projected for 2008 and 2009.  Shareholder has provided Parent with a complete and accurate customer list of the Target.

(b)           Except as disclosed in Section 3.26 of the Shareholder Disclosure Schedule, no present customer of the Target (i) has, to Shareholder’s knowledge, filed a petition in bankruptcy or had a bankruptcy proceeding commenced against him, her or it, or (ii) has entered into an oral or written agreement with the Target to delay or modify the amount or timing of the collection of any amounts due from such customer, or made any request with the Target to do so.

3.27           Customer Obligations

(a)           Neither Target nor Shareholder is in violation of any non-competition or exclusivity obligation to any customer.

3.28           Disclosures.  Neither this Agreement nor any Exhibit hereto, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND LICENSOR IN RESPECT OF SECURITIES

Each of Shareholder and Licensor represents and warrants to Parent and Acquirer as follows:

4.1           Restricted Securities. Shareholder and Licensor are acquiring the shares of Acquirer and/or Parent (collectively, the “VIASPACE Related Securities”) for his/her own account (and not for the account of others) for investment and not with a view to the distribution therefor.  Shareholder and Licensor each acknowledges that the VIASPACE Related Securities will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the VIASPACE Related Securities will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the VIASPACE Related Securities cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, Shareholder and Licensor are familiar with Rule 144 promulgated under the Securities Act (which can be found at http://www.sec.gov/investor/pubs/rule144.htm), as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act; and, Shareholder and Licensor agree not to sell or otherwise dispose of his/her VIASPACE Related Securities without such registration or an exemption therefrom.

4.2           Accredited Investor; Non-U.S. Person.  Each of Shareholder and Licensor is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act or not a “U.S. Person” as such term is defined by Rule 902 of Regulation S of the Securities Act.  Each of Shareholder and Licensor is able to bear the economic risk of acquiring the VIASPACE Related Securities pursuant to the terms of this Agreement, including a complete loss of investment in the VIASPACE Related Securities.

4.3           Legend. Each of Shareholder and Licensor acknowledges that the certificate(s) representing the VIASPACE Related Securities shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

If the holder is not a U.S. person, such certificate shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

SECTION 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUIRER

           Except as set forth in the Disclosure Schedule attached hereto as Exhibit D (the “VIASPACE Disclosure Schedule”) or the SEC Reports (as defined below), the representations and warranties of each VIASPACE Entity in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing as though such representations and warranties were made on and as of such time except for changes contemplated by this Agreement and except for representations and warranties which address matters as of a particular date which shall remain true and correct as of such particular date.

Each of Parent and Acquirer (“VIASPACE Entity”) hereby represents and warrants, severally but not jointly, to each Shareholder as follows:

5.1           Authorization.  This Agreement constitutes each VIASPACE Entity’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by the effect of rules of law governing the availability of equitable remedies.  Each VIASPACE Entity has full power and authority to enter into this Agreement.

5.2           Corporate Power. Each VIASPACE Entity have all requisite corporate power to enter into the Transaction Documents to which it is a party, to sell and issue the Securities hereunder and to carry out and perform its other obligations under the terms of this Agreement.

5.3           Authorization.  All corporate action on the part of each VIASPACE Entity and, with respect to each VIASPACE Entity, their respective directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction Documents to which it is a Party has been taken or will be taken prior to the Closing.

(a)           The Transaction Documents, when executed and delivered by each VIASPACE Entity, will constitute a valid and binding obligation of such VIASPACE Entity enforceable in accordance with its terms, subject to laws of general application relating to specific performance, injunctive relief or other equitable remedies.

(b)           When issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, the shares of VIASPACE Entity capital stock shall be duly authorized, validly issued, fully paid and non-assessable and shall be free of any liens or encumbrances, other than restrictions on transfer under Section 11 of this Agreement and applicable securities laws.

Upon consummation of the First Closing, there will be 8,600,000 shares of Acquirer issued and outstanding, of which 5,100,000 will be issued to Parent and 3,500,000 issued to Shareholder. 1,400,000 shares shall be reserved for issuance under Acquirer’s stock option plan.

5.4           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the United States is required by either VIASPACE Entity in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of either VIASPACE Entity, (ii) the long-term debt or capital stock of either VIASPACE Entity or (iii) the consummation of any of the other agreements, covenants or commitments of either Target contemplated by this Agreement. Any such qualifications and filings will, in the case of qualifications, be effective on each Closing and will, in the case of filings, be made within the time prescribed by law.

5.5           Compliance with Laws and Other Instruments; No Conflicts.  Neither VIASPACE Entity is in violation or default of any provisions of its charter documents, as amended to date or, to its knowledge, any applicable laws, regulations, judgments, decrees or orders of any governmental bodies and agencies having jurisdiction over their respective businesses or properties, other than violations of laws, regulations, judgments, decrees or orders that could not reasonably be expected to have a Material Adverse Effect.  Neither VIASPACE Entity is in breach of or default under or, to its knowledge, alleged to be in breach of or default under, any material lease, license, contract, agreement, instrument or obligation to which it is a party or its properties are subject, and neither VIASPACE Entity knows of any condition or circumstances that, currently or after notice or the lapse of time, is likely to result in a breach of, default under or loss of material benefits under any such lease, license, contract, agreement, instrument or obligation, other than breaches or defaults that could not reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents on the part of VIASPACE Entity, will not result in any such violation or default and will not accelerate performance, that would have a Material Adverse Effect, in any adverse respect under the terms of any agreement or instrument.

5.6           Litigation.  There is no litigation, action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of any VIASPACE Entity’s knowledge, threatened in writing, against any VIASPACE Entity, or their properties, nor is any VIASPACE Entity aware of any basis for any of the foregoing.  No VIASPACE Entity is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by any VIASPACE Entity currently pending or which any VIASPACE Entity intends to initiate.

5.7           Financial Statements.  The audited consolidated balance sheet and statements of operations and cash flows as of and for the fiscal years ended December 31, 2006 and 2007, and the unaudited balance sheet and statements of operations and cash flows as of the and for the three-month and six-month periods ended March 31, 2008 and June 30, 2008, respectively, for Parent as reported in the SEC Reports (collectively, the “VIASPACE Financial Statements”) have been prepared in accordance with US generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the relevant period, except that the unaudited VIASPACE Financial Statements do not contain the footnotes required by GAAP.  The VIASPACE Financial Statements fairly present the financial condition and operating results of Parent on a consolidated basis as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the VIASPACE Financial Statements, Parent has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the VIASPACE Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the VIASPACE Financial Statements.   Neither of the VIASPACE Entities has filed a petition in bankruptcy, had a bankruptcy proceeding commenced against it, has made a sale of assets for the benefit of creditors or has failed to pay its obligations when due.

5.8           Absence of Certain Changes.  Since June 30, 2008, and at all times up to the Closing, there has not been except as would not have a Material Adverse Effect:

(a)           Any change in the assets, liabilities, financial condition or operating results of Parent from the VIASPACE Financial Statements, except changes in the ordinary course of business;

(b)           any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets, financial condition, properties, operating results or business of Parent;

(c)           any material change or amendment to a material contract or arrangement by which Parent, or any of its respective assets or properties are bound or subject;

(d)           any resignation or termination of any officer, key employee or group of employees of Parent;

(e)           any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of Parent;

(f)           any material disagreement with its outside accountants;

(g)           any other event or condition of any character that, either individually or cumulatively, has had a Material Adverse Effect on Parent; or

(h)           any arrangement or commitment by Parent to do any of the acts described in subsections (a) through (i) above.

5.9           Property and Assets.   Parent has good and marketable title to all of its respective material properties and assets, and good title to its respective leasehold estates, in each case subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance, other than liens resulting from taxes which have not yet become delinquent and liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of Parent, and which have not arisen otherwise than in the ordinary course of business.  Parent leases or holds land use rights with respect to all such properties as are necessary to the conduct of its business as presently operated by the respective party and as proposed to be operated as described to Target, except as would not have a Material Adverse Effect.

5.10           Intellectual Property.   Parent owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, licenses, and other proprietary rights (collectively “Parent Intellectual Property Rights”) necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others.  Parent is not bound by or a party to any options, licenses or agreements of any kind with respect to its respective Parent Intellectual Property Rights or any other person or entity, and there are no options, licenses, or agreements of any kind relating to such Parent Intellectual Property Rights, other than licenses or agreements relating to use rights regarding “off the shelf” or standard products and non-exclusive licenses issued to customers in the ordinary course of business.  Parent has not received any communications alleging that it is infringing upon, violating or otherwise acting adversely to, or that by conducting its business as proposed it would infringe upon, violate or otherwise act adversely to, the right or claimed right of any person or entity under or with respect to any Parent Intellectual Property Rights or licenses of third parties, nor is Parent aware of any basis therefore.  Parent is not aware of any violation by a third party of any of Parent Intellectual Property Rights.  Parent is not obligated or under any liability to make payments by way of royalties, fees or otherwise to any owner, licensor of, other claimant to, or party to any option, license or agreement of any kind with respect to, any Parent Intellectual Property Rights except for commercially available software which Parent licenses on standard terms.  Parent is not aware that any of its respective employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to Parent or that would conflict with the business of Parent as proposed to be conducted.  Parent is the sole owner of all intellectual property developed by such party.

5.11           SEC Reports.  Parent is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, Parent has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months (“SEC Reports”).

5.12           Listing.  Parent Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol “VSPC.OB.”  Parent has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation.  Parent satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

5.13           Resale of the Parent Shares.  Parent will take all action under its control that is necessary to permit Shareholder to resell the Parent Shares beginning on the Second Closing Date or 6 months after the date of issuance of the Parent Shares, whichever is later, in accordance with Rule 144 promulgated by the Securities and Exchange Commission.

SECTION 6
CONDITIONS TO PARENT’S AND ACQUIRER’S OBLIGATIONS AT FIRST CLOSING

The obligations of each VIASPACE Entity at the First Closing are subject to the fulfillment or waiver, on or before the First Closing, of each of the following conditions:

6.1           Representations and Warranties True.  Each of the representations and warranties of contained in Sections 3 and 4 shall be true and correct on and as of the First Closing Date.

6.2           Performance of Obligations; Consents.  Shareholder and Licensor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Shareholder and Licensor on or before the First Closing Date.

6.3           Securities Exemptions.  The issuance of the VIASPACE Related Securities to Shareholder and Licensor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, and the registration and/or qualification requirements of all other applicable securities laws.

6.4           Compliance Certificate.  Shareholder shall have delivered to Parent a certificate dated as of the First Closing Date, signed by Shareholder, certifying that the conditions set forth in Sections 6.1 and 6.2 have been satisfied, and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or conditions of Target since the date of the Financial Statements.

6.4           Consents, Permits and Waivers.  Any and all consents, permits, authorizations, approvals and waivers, from and of applicable governmental or regulatory bodies and other third persons, that are necessary or appropriate for consummation of the transactions contemplated by the First Closing shall have been obtained (except for such as may be properly obtained subsequent to the First Closing).

6.5           Corporate Documents.  Shareholder shall have delivered to Parent or its counsel, copies of all corporate documents of Target as Parent shall reasonably request.

6.6           Officer’s Certificate.  Parent shall have received from Shareholder a certificate having attached thereto each Target’s charter documents as in effect at the time of the First Closing.

6.7           Due Diligence Investigation.  Parent shall have completed to its reasonable satisfaction a due diligence review of the business and operations of each Target.

6.8           Financial Statements .  Shareholder shall have delivered to Parent a copy of unaudited financial statements for the fiscal year ended December 31, 2007, and the quarterly periods ending March 31, 2008, June 30, 2008 and September 30, 2008 that are generally consistent with the financial information previously provided regarding the financial condition and performance of each Target.

6.9           Shareholder Agreement. Shareholder shall have executed the Shareholder Agreement.

6.10           Employment Agreement.  Shareholder and Wang shall each have executed the Employment Agreement.

SECTION 7
CONDITIONS TO PARENT’S AND ACQUIRER’S OBLIGATIONS AT SECOND CLOSING

The obligations of each VIASPACE Entity at the Second Closing are subject to the fulfillment or waiver, on or before the Second Closing, of each of the following conditions:

7.1           Representations and Warranties True.  Each of the representations and warranties contained in Sections 3 and 4 shall be true and correct on and as of the Second Closing Date and, to the extent not true or correct, represent a reduction in the value of IPA China, IPA BVI or the Grass Assignment for which Shareholder has declined to promptly reimburse Acquirer.

7.2           Performance of Obligations; Consents.  Shareholder shall have performed and complied with all material agreements and obligations contained in this Agreement that are required to be performed or complied with by Shareholder on or before the Second Closing Date.

7.3           Securities Exemptions.  The issuance of the VIASPACE Related Securities to Shareholder and Licensor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, and the registration and/or qualification requirements of all other applicable securities laws.

7.4           Compliance Certificate.  Shareholder shall have delivered to Parent a certificate dated as of the Second Closing Date, signed by Shareholder, certifying that the conditions set forth in Sections 7.1 and 7.2 have been satisfied, and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or conditions of Target since the date of the Financial Statements.

7.5           Consents, Permits and Waivers.  Any and all consents, permits, authorizations, approvals and waivers, from and of applicable governmental or regulatory bodies and other third persons, that are necessary for consummation of the transactions contemplated by the Second Closing shall have been obtained (except for such as may be properly obtained subsequent to the Second Closing).

7.6           Corporate Documents.  Shareholder shall have delivered to Parent or its counsel, copies of all corporate documents of Target as Parent shall reasonably request.

7.7           Officer’s Certificate.  Parent shall have received from Shareholder a certificate having attached thereto each Target’s charter documents as in effect at the time of the Second Closing.

7.8           Due Diligence Investigation.  Parent shall have completed to its reasonable satisfaction a due diligence review of the business and operations of each Target.

7.9           IPA China Equity Transfer.  Shareholder shall have transferred his entire equity interest in IPA China to IPA BVI.

7.10           Grass Assignment.  Licensor shall have executed the Grass Assignment.

SECTION 8
CONDITIONS TO SHAREHOLDER’S OBLIGATIONS AT FIRST CLOSING

The obligations of Shareholder at the First Closing are subject to the fulfillment or waiver, on or before the First Closing, of each of the following conditions:

8.1           Representations and Warranties.  The representations and warranties made by Parent and Acquirer in Section 5 hereof shall have been true and correct when made and shall be true and correct as of the First Closing Date.

8.2           Performance of Obligations; Consents and Waivers.  Each VIASPACE Entity shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing Date.

8.3           Corporate Documents.  Parent shall have delivered to Shareholder or its counsel, copies of all corporate documents of each VIASPACE Entity as Shareholder shall reasonably request.

8.4           Consents, Permits and Waivers.  Any and all consents, permits, authorizations, approvals and waivers, from and of applicable governmental or regulatory bodies and other third persons, that are necessary or appropriate for consummation of the transactions contemplated by the First Closing shall have been obtained (except for such as may be properly obtained subsequent to the First Closing).

8.5           Shareholder Agreement.  Parent shall have executed the Shareholder Agreement.

8.6           Employment Agreements.  Acquirer shall have executed the Employment Agreement with Shareholder and Acquirer and each of Carl Kukkonen and Stephen Muzi, respectively, shall have executed an Employment Agreement.

SECTION 9
CONDITIONS TO SHAREHOLDER’S OBLIGATIONS AT SECOND CLOSING

The obligations of Shareholder at the Second Closing are subject to the fulfillment or waiver, on or before the Second Closing, of each of the following conditions:

9.1           Representations and Warranties.  The representations and warranties made by Parent and Acquirer in Section 5 hereof shall have been true and correct as of the Second Closing Date.

9.2           Performance of Obligations; Consents and Waivers.  Each VIASPACE Entity shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing Date.

9.3           Corporate Documents.  Parent shall have delivered to Shareholder or its counsel, copies of all corporate documents of each VIASPACE Entity as Shareholder shall reasonably request.

9.4           Consents, Permits and Waivers.  Any and all consents, permits, authorizations, approvals and waivers, from and of applicable governmental or regulatory bodies and other third persons, that are necessary or appropriate for consummation of the transactions contemplated by the Second Closing shall have been obtained (except for such as may be properly obtained subsequent to the Second Closing).

9.5           Cash Payment.  Parent shall have obtained funds for the Cash Payment, and shall have notified Shareholder in writing at least 7 days prior to the Second Closing Date that such funds have been obtained and are ready for transfer to Shareholder.

SECTION 10
COVENANTS

10.1           Registration.

(a)           Within 150 days of the Closing, Acquirer shall prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement covering the resale of all or such maximum portion of Acquirer common stock issued pursuant to Sections 1 and 2 of this Agreement as permitted by SEC regulations (“Registration Statement”) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.  Alternatively, Acquirer shall register its common stock on a registration statement on Form 10.

(b)           Subject to the terms of this Agreement, Acquirer shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof.

(c)           Acquirer shall use its best efforts to qualify its Common Stock for quotation on a Trading Market (as defined below) as soon as practicable, but in no event later than the 240th day after the closing of this Agreement or the 90th   day after the effectiveness of the Registration Statement on Form S-1 registering some or all of Acquirer Common Stock or on Form 10 (such date, the “Reporting Date” and such event, the “Liquidity Event”); provided, that if (i) there is material non-public information regarding Acquirer which the Board of Directors reasonably determines not to be in Acquirer's best interest to disclose and which Acquirer is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to Acquirer which the Board of Directors reasonably determines not to be in Acquirer's best interest to disclose, then Acquirer may postpone the Reporting Date for a period not to exceed thirty (30) consecutive days.   “Trading Market”  means the following markets or exchanges on which Acquirer Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or Pink Sheets.  The Reporting Date shall be extended that number of days for (i) any banking or trading market moratorium, declared either by the United States or California State authorities, any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market; or (ii) any period of time during which FINRA reviews a Form 211 application, including any amended applications, with respect to Acquirer submitted by a market maker.

10.2           Shareholder Rights Upon Failure to Close.  In the event that the Second Closing fails to occur and Parent’s closing conditions to the Second Closing as set forth in Sections 7.1 through 7.7, 7.9 and 7.10 have been satisfied, and

(a)           Acquirer’s common stock is listed on a Trading Market within 240 days after the First Closing Date, then Shareholder and/or his designees shall retain the Acquirer Shares and Parent shall transfer all shares of Acquirer common stock it holds to Shareholder.

(b)           Acquirer’s common stock is not listed on a Trading Market within 240 days after the First Closing Date, then Shareholder shall retain the Parent Shares.

10.3           Non-Competition.  In the event that the Second Closing fails to occur, none of the VIASPACE Entities or their affiliates, or any of their directors or officers, shall engage in the Grass Business for a period of three years after the First Closing Date.

10.4           Shareholder Rights After Second Closing.  Provided that the Second Closing has occurred, if Acquirer common stock is not listed on a Trading Market within 240 days after the First Closing Date, then Parent will issue to Shareholder the number of shares of its common stock equivalent to US$5,600,000. The stock price will be calculated as the average closing price of Parent’s common stock during the 60 day period prior to and including the Second Closing Date.  In exchange, Shareholder shall return all shares of Acquirer common stock it received pursuant to this Agreement to Parent

10.5           Land Availability.   Licensor and Shareholder each represents and covenants that at least 100 hectares of arable land in Guangdong province in the PRC will be available for grass farming by Target within 12 months after the First Closing Date.  Any agreement regarding such land use rights shall grant the land use rights to Target, but shall be assignable to Acquirer at Acquirer’s option.  The term of such agreement, including possible renewals, shall be at least 10 years.

10.6           Licensor Agreement.  Licensor covenants that Licensor shall use best commercial efforts, and shall pay all required fees, to insure that the Licensor Agreement remains in full force and effect through the Second Closing.

10.7           Grass License.  Licensor and Shareholder each covenants to use best commercial efforts, and each shall pay all required fees, to insure that the Licensor Agreement and the Grass License each remains in full force and effect through the Second Closing.

10.8           Approval of IPA China Equity Assignment.  As promptly as possible, Shareholder shall obtain approval by the relevant government authorities for the transfer of 100% of the equity interests of IPA China to IPA BVI.  Prior to obtaining such approval, Shareholder shall hold such equity interests in trust for the benefit of IPA BVI.

10.9           Acquirer Organization

(a)           Designation of Share Certificate Holders.  Shareholder and Licensor may request that any share certificates issued under this Agreement be issued in the name of persons as Shareholder or Licensor may designate, provided that such persons shall provide such representations and warranties regarding such shares as may be required by Parent or Acquirer.

(b)           Stock Options.  Acquirer shall establish a stock option plan (the “Option Plan”) and shall reserve 1,400,000 shares of common stock for issuance of options to Acquirer management and employees under the Option Plan.

(c)           Management.  Carl Kukkonen will be the Chief Executive Officer of Acquirer upon the First Closing, and of IPA BVI and IPA China upon the Second Closing; Stephen Muzi will be the Chief Financial Officer, Treasurer and Secretary of Acquirer upon the First Closing, and of IPA BVI and IPA China upon the Second Closing.   Shareholder will be President of IPA BVI and IPA China upon the First Closing, and of Acquirer upon the Second Closing.  Wang will be Managing Director of Grass Development of IPA China upon the First Closing.  Shareholder shall manage and control the operations of IPA China and IPA BVI through the Second Closing.

(d)           2007 and 2006 Audit.  Shareholder will fully cooperate with and use best efforts to cause IPA China and IPA BVI to undertake an audit of their financial condition based on GAAP for the years ended December 31, 2007 and 2006, , and to complete such audits - as soon as practicable after the First Closing and promptly deliver copies of the audited financial statements to Parent.  Target will, in addition, provide to Parent quarterly financial statements within thirty (30) days following the completion of each of its first three fiscal quarters for both the current fiscal year and the fiscal year immediately preceding.

(e)           Internal Controls.  Each Target  shall establish and maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) access to assets is permitted only in accordance with management’s general or specific authorization, and (ii) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

10.10                 Indemnification.

(a)           Each of Shareholder and Licensor, severally but not jointly, agrees to indemnify and hold harmless each VIASPACE Entity (and its respective directors, officers, affiliates, agents, employees, consultants, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by such VIASPACE Entity as a result of any inaccuracy of the representations or warranties or breach of covenants by Shareholder or Licensor, respectively, herein.

(b)           Each VIASPACE Entity agrees, severally but not jointly, to indemnify and hold harmless Shareholder and Licensor and its directors, officers, affiliates, agents, employees, consultants, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by Shareholder and Licensor as a result of any inaccuracy of the representations or warranties or breach of covenants by such VIASPACE Entity herein.

(c)           Any party claiming to be entitled to indemnification under this section (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Section 8.5 to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.    The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.  No indemnifying party will be liable to the indemnified party under this Agreement to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties or covenants made by such party in this Agreement or in the other Transaction Documents.

10.11                 Gross Profit-Based Calculation and Payment.

(a)           As promptly as possible following the Second Closing, IPA BVI and IPA China shall prepare, and its independent outside auditors (“Auditors”) acceptable to Acquirer and Shareholder shall review, the IPA BVI and IPA China financial statements for the 2008 fiscal year, copies of which shall be delivered to Shareholder and Acquirer (“2008 Financial Statements”).

(b)           Shareholder and his auditors shall have the right to examine the work papers of the Auditors utilized in preparing the 2008 Financial Statements, and shall have full access to the books, records, properties and personnel of IPA BVI and IPA China for purposes of verifying the accuracy and fairness of the presentation of the 2008 Financial Statements.

(c)           The values or amounts for each item reflected on the 2008 Financial Statements shall be binding upon Shareholder, unless Shareholder timely delivers a written notice of disagreement within 15 days of his receipt of the 2008 Financial Statements reasonably describing the extent and nature of such disagreement (“Dispute Notice”).  If Acquirer and Shareholder are unable to resolve any such disagreement within 15 days after the date of the Dispute Notice, the disagreement shall be submitted to another independent auditor acceptable to Shareholder and Acquirer.  If Shareholder and Acquirer are unable to select such auditor, then Shareholder and Acquirer shall each select an independent auditor who shall select such  auditor.  If such auditor determines that any amount shown in the 2008 Financial Statements is erroneous, such erroneous amount shall be deleted from the 2008 Financial Statements and the correct amount as determined by such auditor shall be inserted in lieu thereof.  The 2008 Financial Statements, as so corrected, shall constitute the 2008 Financial Statements for purposes of this Agreement.

(d)           immediately upon the expiration of the 15-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if the Gross Profit (as defined below) ) as indicated in the 2008 Financials Statements is less than $1,500,000, then Shareholder will compensate the difference to Acquirer in cash promptly by depositing such cash into Acquirer’s bank accounts.  “Gross Profit” is defined as gross sales revenue of IPA BVI and IPA China less all costs directly related to sales determined in accordance with GAAP.

10.12                 Books and Records.  From the date of this Agreement and until the Second Closing, Shareholder will cause each Target will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

10.13                 Governmental Authorities.   From the date of this Agreement and until the Second Closing, Shareholder will cause each Target shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

10.14                 Intellectual Property.  From the date of this Agreement and until the Second Closing, Shareholder will cause each Target shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

10.15                 Properties.  From the date of this Agreement and until the Second Closing, Shareholder will cause each Target will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and each Target will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

10.16                 Bank Signatories.  After the Second Closing, each Target shall cause Carl Kukkonen to be added as a signatory authority to all bank accounts, including without limitation, those located in the PRC and Taiwan.

10.17                 Permit Transfer. Any transferable licenses held by Shareholder related to either Target or the business in connection with the Grass License or Grass Assignment shall be transferred to Acquirer after the Second Closing.

10.18                 Asset Disposition.  Prior to the Second Closing, it is required that Parent obtain Shareholder’s prior written approval in order to cause Acquirer to issue any shares of Acquirer common stock.  Prior to the Second Closing, Target may not sell, transfer, pledge, mortgage any of its assets and properties, except in the ordinary course of business, without the unanimous written consent of the Board of Directors of Acquirer.

10.19                 Customers.  Each Target shall cause each current customer of the Grass Business and the artworks business to maintain its business relations with the Target such that it shall continue to purchase products and services from the Targets.

10.20                 Acquirer Loan.  At any time after the First Closing and prior to the Second Closing, Shareholder may request Acquirer to grant a non-recourse loan to Shareholder of up to One Million Five Hundred Thousand U.S. dollars ($1,500,000).  After obtaining such funds from IPA BVI or IPA China, Acquirer shall deliver the loan proceeds within ten (10) days after receipt of any such written request.  Interest on the loan shall accrue at six percent (6%) per annum and all principal and interest shall be due and payable when and if Acquirer files the registration statement described in Section 10.1(a) or the Second Closing occurs, whichever is first.  The loan shall be evidenced by a promissory note to be made by Shareholder in favor of Acquirer, with such additional terms and conditions as may be reasonably requested by Acquirer.

10.21                 Further Assurances.  At any time and from time to time after either Closing, at Parent’s or Acquirer’s request and without further consideration, Shareholder shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as Parent or Acquirer may reasonably request to carry out the purpose and intent of this Agreement and the Transaction Documents.

10.22                 IPA BVI Stock Certificate.  Shareholder shall cause a share certificate in Acquirer’s name representing 70% of the capital stock of IPA BVI to be delivered to Acquirer on or within ten days after the First Closing.

SECTION 11
RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

11.1           Restrictions on Transferability.  The Securities shall not be transferable except upon the conditions specified in this Section 9.  Each VIASPACE Entity will cause any proposed transferee of the Securities held by such party to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 9 and in accordance with applicable U.S. federal securities laws.

11.2           Restrictive Legends.  Each certificate representing the Securities, and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this Section 9), shall be stamped or otherwise imprinted with legends specified in Section 4.4 together with any other legends required by applicable securities laws.

11.3           Removal of Legend and Transfer Restrictions.  Any legend endorsed on a certificate pursuant to subsection 9.2 and the stop transfer instructions with respect to such legended Securities shall be removed, and VIASPACE Entity shall issue a certificate without such legend to the holder of such Securities (i) pursuant to a registration statement under the Securities Act, or (ii) six (6) months after issuance pursuant to Rule 144.

11.4           Sale of Parent and Acquirer Shares.  Prior to the Second Closing, Shareholder shall not sell, pledge, hypothecate or other transfer any of the Acquirer Shares or the Parent Shares and Licensor shall not sell, pledge, hypothecate or other transfer any of the First Closing Licensor Shares.

SECTION 12
MISCELLANEOUS

12.1           Entire Agreement; Amendment.  This Agreement and the exhibits to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly superseded hereby.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Shareholder and Licensor on the one hand, and Parent on the other hand.  Any amendment or waiver effected in accordance with this Section 9.1 shall be binding upon each party and each future holder of the securities purchased hereunder.

12.2           Governing Law.  This Agreement shall be deemed to have been executed and delivered in California and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of California, without regard to the conflicts of laws principals thereof.  Each of Shareholder, Licensor, Parent and Acquirer irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Los Angeles County and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

12.3           Survival.  Unless otherwise set forth in this Agreement, the representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months as from the Closing; provided however, that representations in Sections 3.1 through 3.6, Section 4, and Section 5.1 through 5.4 shall survive indefinitely.  The provisions of Sections 10.2, 10.3 and 10.10 shall survive termination of this Agreement.

12.4           Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.5           Notices, Etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to the party to be notified, (ii) 24 hours after confirmed facsimile or e-mail transmission, or (iii) two business days after deposit with a recognized overnight courier, addressed at such party’s address set forth on the signature page, or at such other address as such party shall have furnished to Shareholder and Parent in writing upon 10 days’ notice.

12.6           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

12.7           Titles and Subtitles; References.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

12.8           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

12.9           Expenses.  Each party shall initially bear their respective expenses and legal fees incurred in connection with the negotiation and consummation of this Agreement.

12.10                 Attorney Fees.  Notwithstanding any other provision herein, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the exhibits hereto, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

12.11                 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party will be entitled to specific performance of each other’s obligations under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

12.12                 Independent Nature of Parties’ Obligations and Rights.  The obligations of each party under any Transaction Document is several and not joint with the obligations of any other party and no party shall be responsible in any way for the performance of the obligations of any other party under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any party pursuant thereto, shall be deemed to constitute any of the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document.  Each party shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other party to be joined as an additional party in any proceeding for such purpose.  Each party has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first set forth above.

VIASPACE INC.

By:  /s/ Carl Kukkonen
Carl Kukkonen, Chief Executive Officer

VIASPACE Green Energy Inc.

By:  /s/ Carl Kukkonen
Carl Kukkonen, Chief Executive Officer

/s/ Sung Hsien Chang
SUNG HSIEN CHANG

China Gate Technology Co., Ltd.

By:  /s/ Ko-Hung Wang
Ko-Hung Wang (Maclean Wang),
Chief Executive Officer